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                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

                                     Between


                        The Home-Stake Oil & Gas Company

                                       and

                                Robert C. Simpson


                        Effective as of February 5, 1998

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                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


         This Amended and Restated Employment Agreement (this "Agreement") is amended and restated effective this 5th day of February, 1998, by and among The Home-Stake Oil & Gas Company, an Oklahoma corporation (the "Company"), and Robert C. Simpson (the "Executive").

         WITNESSETH:

         WHEREAS, on October 23, 1991, the Company and the Executive executed an Employment Agreement (the "Original Employment Agreement"), effective as of November 15, 1991; and

         WHEREAS, the Company and the Executive desire to change certain terms and provisions of the Original Employment Agreement and to amend and restate the same;

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby amend and restate the Original Employment Agreement to read as follows:

         1. Introduction. The Executive is currently the Chief Executive Officer, President and Treasurer of the Company. The Company believes that retaining the Executive's services as an employee of the Company and the benefit of his business experience are of material importance. The Company desires to encourage the Executive to continue in the employ of the Company for the benefit of the Company and its stockholders. Therefore, the Company and the Executive intend by this Agreement to specify the terms and conditions of the Executive's employment relationship with the Company.

         2. Employment. The Company hereby employs the Executive and the Executive hereby accepts employment with the Company upon the terms and subject to the conditions set forth herein.

         3. Term. This Agreement shall commence on the effective date of this Agreement and shall continue until terminated.

         4.       Duties and Responsibilities.

                  (a) The Executive shall serve the Company as Chief Executive Officer, President and Treasurer and shall perform, faithfully and diligently, the services and functions relating to such offices.



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                  (b)  The  Executive  shall  devote  such of his  entire  time, attention, energies and business efforts to his duties as an executive of the Company as are reasonably necessary to carry out his duties specified in Section 4(a). The Executive shall not engage in any other business activity (regardless of whether such business activity is pursued for gain, profit or other pecuniary advantage) if such business activity would impair the Executive's ability to carry out his duties hereunder. This Section 4(b), however, shall not be construed to prevent the Executive from (i) investing his personal assets as a passive investor in such form or manner as will not contravene the best interests of the Company, (ii) participating in various charitable efforts, or (iii) serving as a director or member of a committee of any organization when such position has previously been approved in writing by the Board of Directors.

         5.       Compensation and other Employee Benefits.

                  As  compensation  for his  services  under  the  terms of this
                  Agreement:

                           (a) the  Executive  shall be paid an annual salary of
                  not less than $150,000, payable in accordance with the then current payroll policies of the Company. Such annual salary is herein referred to as the "Base Salary". The Base Salary shall be reviewed annually by the Board of Directors and shall be subject to increase in the sole discretion of the Board of Directors.

                           (b) subject to the right of the Company to amend or terminate any employee and/or group or executive benefit plan, the Executive shall be entitled to receive the following employee benefits:

                                    (i) The  Executive  shall  have the right to
                           participate in all current or future employee and/or group benefit plans of the Company that are available to its salaried employees generally (including, without limitation, disability, accident, medical, life insurance, parking and hospitalization plans);

                                    (ii) The  Executive  shall have the right to
                           participate in all current executive benefit plans of the Company, including but not limited to the Company's Key Employee Incentive Bonus Plan and The Home-Stake Oil & Gas Company Profit Sharing 401(k) Plan, all in accordance with the Company's regular practices with respect to its executive officers;

                                    (iii) The  Executive  shall be  entitled  to
                           reimbursement from the Company for reasonable out-of-pocket expenses incurred by him in the course of the performance of his duties hereunder;



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                                    (iv) In order to promote  the  interests  of
                           the Company, the Executive shall be entitled to reimbursement from the Company for all monthly dues incurred by him in connection with his membership in Southern Hills Country Club;

                                    (v) The  Executive  shall  have the right to
                           participate in any Company oil, gas or mineral property acquisition in accordance with the Company's policy as it may exist from time to time regarding employee participation in such acquisitions;

                                    (vi) The Executive shall be entitled to such
                           vacation, holidays and other paid or unpaid leaves of absence as are consistent with the Company's normal policies or as are otherwise approved by the Board of Directors; and

                                    (vii) The Executive shall be entitled to the
                           use  of  an  automobile   with  the  costs   thereof,
                           including acquisition cost of up to $30,000, insurance, license tag and maintenance (excluding gas) to be borne by the Company. In the event the Executive's employment with the Company is terminated for any reason, he shall have the right to purchase the Company automobile he is then using for the lesser of its then book value after depreciation as shown on the books and records of the Company or its fair market value.

         6.       Termination of Employment.

                  (a) Due Cause. Nothing herein shall prevent the Company from terminating the Executive for "Due Cause" (as hereinafter defined), in which event the Executive shall be entitled to receive his Base Salary on a pro rata basis to the date of termination. In the event of such termination for Due Cause, all other rights and benefits the Executive may have under the employee and/or group or executive benefit plans and programs of the Company, generally, shall be determined in accordance with the terms and conditions of such plans and programs. The term "Due Cause" shall mean (i) the Executive has committed a willful criminal act, such as embezzlement, against the Company intending to enrich himself at the expense of the Company, (ii) the Executive has engaged in conduct that has caused serious injury, monetary or otherwise, to the Company as evidenced by a binding and final judgment, order or decree of a court or administrative agency of competent jurisdiction in effect after exhaustion of all rights of appeal of the action, suit or proceeding, (iii) the Executive, in carrying out his duties hereunder, has been guilty of gross neglect or gross misconduct, resulting in either case in material harm to the Company, or (iv) the Executive fails to carry out his duties in gross dereliction of duty and, after receiving notice to such effect from the Board of Directors, the Executive fails to cure the existing problem within 30 days.



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                  (b) Death.  In the event of the death of the  Executive,  this
         Agreement [other than this Section 6(b)] shall terminate on the date of death and the estate of the Executive shall be entitled to (i) the Executive's Base Salary through the end of the month in which he died,
         (ii) a cash payment equal to the pro rata portion (calculated through the end of the month in which he died) of the annual bonus, if any, due the Executive in respect of the calendar year in which his death occurs, and (iii) a continuation, for one year, of the Executive's most recent Base Salary. In the event of such termination due to death, all other rights and benefits the Executive (or his estate) may have under the employee and/or group or executive benefit plans and programs of the Company, generally, as permitted by law, shall be determined in accordance with the terms and conditions of such plans and programs.

                  (c)      Disability.

                           (1) For purposes of this Agreement, "Disability" shall mean the inability or incapacity of the Executive for six months to perform the duties and responsibilities related to the job or position with the Company described in Section 4(a), and "the date on which the Disability occurs" shall mean the first day following such six month period. Such inability or incapacity shall be documented to the reasonable satisfaction of the Board of Directors by appropriate correspondence from registered physicians reasonably satisfactory to the Board of Directors.

                           (2) In the event the Executive  suffers a Disability,
                  this Agreement (other than this Section 6(c) and Sections 7 and 8) shall terminate on the date on which the Disability occurs and the Executive shall be entitled to (i) his Base Salary through the end of the month in which his employment is terminated due to the Disability, (ii) a cash payment equal to the pro rata portion (calculated through the end of the month in which his employment is terminated due to Disability) of the annual bonus, if any, due the Executive in respect of the calendar year in which his Disability occurs, and (iii) a continuation, for one year, of the Executive's most recent Base Salary.

                  (d) Voluntary Termination. The Executive may voluntarily terminate his employment under this Agreement at any time by providing at least 90 days' prior written notice to the Company. In such event, the Executive shall be entitled to receive his Base Salary until the date his employment terminates and all other rights and benefits the Executive may have under the employee and/or group or executive benefit plans and programs of the Company, generally, shall be determined in accordance with the terms and conditions of such plans and programs.





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                  (e)      Constructive Termination.

                           (1) If the Company (i)  terminates  the employment of
                  the Executive other than for Due Cause or because of a Disability, (ii) materially changes the Executive's function, duties, or responsibilities, which change would cause the
                  Executive's position with the Company to become of less dignity, responsibility, importance or scope than the position and responsibilities held by the Executive immediately prior to such change, (iii) decreases the Executive's Base Salary below the level provided for by the terms of Section 5(a) or reduces the employee benefits and perquisites below the level provided for by the terms of Section 5(b) (other than as a result of any amendment or termination of any employee and/or group or executive benefit plan, which amendment or termination is applicable to all executives of the Company), or (iv) fails prior to the effectiveness of any succession (whether direct or indirect, by purchase, merger, consolidation or otherwise) to cause any successor to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place, then any such action by the Company, unless consented to in writing by the Executive, shall be deemed to be a constructive termination by the Company of the Executive's employment ("Constructive Termination").

                           (2) In the event of a Constructive Termination,  this
                  Agreement (other than this Section 6(e) and Sections 7 and 8) shall terminate on the date of Constructive Termination and the Executive shall be entitled to (i) his Base Salary through the end of the month in which the Constructive Termination occurs, (ii) an amount equal to twice the Executive's most recent Base Salary, and (iii) an amount equal to the sum of the annual bonuses paid the Executive in each of the three calendar years prior to the calendar year in which the Constructive Termination occurs divided by three.

                           (3) Any amount  payable to the Executive  pursuant to
                  section 6(e)(2)(i) above shall be paid on the last day of the month in which the Constructive Termination occurs. Any amounts payable to the Executive pursuant to Sections 6(e)(2)(ii) or 6(e)(2)(iii) above shall be paid in one cash payment within 30 days after the Constructive Termination occurs.

                  (f)      Termination from Change in Control.

                           (1) In the event  any of the  following  occurs  with
                  respect to the Company: (i) any individual, corporation, partnership, group, association or other entity or "person", as such term is defined in Section 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), is or becomes the "beneficial owner" (as defined


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                  in Rule 13d-3 of the General Rules and  Regulations  under the
                  Exchange  Act),   directly  or   indirectly,   of  outstanding
                  securities of the Company having fifty percent (50%) or more of the voting power of all classes of securities of the Company having the right to vote at elections of directors,
                  (ii) the membership of the Board of Directors of the Company is changed as a result of a contested election for Directors so that the nominees for Directors in such election designated by the then existing Board of Directors of the Company together with the members of the existing Board of Directors previously proposed by Management but not up for re-election fail to constitute a majority of the persons comprising the Board of Directors following such election, or (iii) merger, liquidation, dissolution, consolidation, reorganization or reverse stock split (as a result of any of which there is a material change in the control of the Company), then any such event shall be deemed to be a "Change in Control." In the event a Constructive Termination occurs during or after a Change in Control, a "Termination from Change in Control" shall be deemed to have occurred.

                           (2) In the  event of a  Termination  from  Change  in
                  Control, then, in lieu of the amount provided in Section 6(e)(2)(ii) above, the Executive shall be entitled to an amount equal to three times the Executive's most recent Base Salary. Such amount shall be paid in one cash payment within 30 days after the Termination from Change in Control shall have occurred.

         7.  Effect  of Death  after  Disability,  Constructive  Termination  or
Termination from Change in Control. In the event of the death of the Executive following Disability, Constructive Termination, or Termination from Change in Control, any amounts owed pursuant to Sections 6(c)(2), 6(e)(2) and 6(f)(2) to the Executive prior to his death shall continue to be owing and shall be paid to the estate of the Executive.

         8. Continuation of Rights under Plans. In the event of the Executive's Disability, all rights and benefits the Executive may have under the employee and/or group or executive benefit plans and programs of the Company, generally, as permitted by law, shall be determined in accordance with the terms and conditions of such plans and programs as though the Executive were still an employee of the Company until the end of the period of continuation of the Base Salary.

         9. Notices. All notices, requests, demands and other communications given under or by reason of this Agreement shall be in writing and shall be deemed sufficiently given if delivered in person, sent by certified mail (return receipt requested), postage prepaid, or delivered by a recognized commercial courier to the following addresses (or to such other address as a party may specify by notice pursuant to this provision):




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                  (a)      To the Company:

                           The Home-Stake Oil & Gas Company
                           15 East 5th Street, Suite 2800
                           Tulsa, Oklahoma 74103

                                Attention:    Mr. Chris K. Corcoran
                                              Executive Vice President

                  (b)      To the Executive:

                           Robert C. Simpson
                           4717 S. Wheeling Ave.
                           Tulsa, Oklahoma 74105

         10. Controlling Law and Performability. The execution, validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

         11. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled by arbitration in Tulsa, Oklahoma. In the proceeding, the Executive shall select one arbitrator, the Company shall select one arbitrator and the two arbitrators so selected shall select a third arbitrator. The decision of a majority of the arbitrators shall be binding on the Executive and the Company. Should one party fail to select an arbitrator within five days after notice of the appointment of an arbitrator by the other party or should the two arbitrators selected by the Executive and the Company fail to select an arbitrator within ten days after the date of the appointment of the last of such two arbitrators, any person sitting as a Judge of the United States District Court for the Northern District of Oklahoma, upon application of the Executive or the Company, shall appoint an arbitrator to fill such space with the same force and effect as though such arbitrator had been appointed in accordance with the second sentence of this Section 11. Any arbitration proceeding pursuant to this Section 11 shall be conducted in accordance with the rules of the American Arbitration Association. Judgment may be entered on the arbitrators' award in any court having jurisdiction.

         12. Expenses. The Company shall pay or reimburse the Executive (or his estate, as the case may be) for all costs and expenses (including arbitration and court costs and attorneys fees) incurred by the Executive as a result of any successful claim, action or proceeding arising out of, or challenging the validity, advisability or enforceability of, this Agreement or any provision hereof.

         13. Entire Agreement and Amendments. This Agreement contains the entire agreement of the Executive and the Company relating to the matters contained herein and supersedes all prior agreements and understandings, oral or written, between the Executive and the Company with


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respect to the subject matter  hereof.  This Agreement may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         14. Separability. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by the decision of any arbitrator or by decree of a court of last resort, the Executive and the Company shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.

         15. Effect of Agreement. This Agreement shall be binding upon the Executive and his heirs, executors, administrators, legal representatives and assigns and upon the Company and its respective successors and assigns. Failure of the Company prior to the effectiveness of any succession (whether direct or indirect, by purchase, assignment, merger, consolidation or otherwise) to cause any successor to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place, shall entitle the Executive to certain compensation from the Company as set forth in Section 6 of this Agreement.

         16. Waiver of Breach. The waiver by either party to this Agreement of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver by such party of any subsequent breach by such other party.

         IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement on the date first above written.

"EXECUTIVE"                                "COMPANY"

                                           THE HOME-STAKE OIL & GAS COMPANY


/s/ Robert C. Simpson                      By /s/ Chris K. Corcoran
----------------------------                 --------------------------------
Robert C. Simpson                            Chris K. Corcoran
                                             Executive Vice President



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